UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 13, 2014 (June 12, 2014)

INVESTMENT TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32722	95-2848406
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

One Liberty Plaza, 165 Broadway
New York, New York	10006
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 588-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07                   Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Investment Technology Group, Inc. (the “Company”) was held on June 12, 2014.  The stockholders elected all of the Company’s nominees for director, ratified the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year 2014 and approved the advisory vote on executive compensation.  Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders.

(a)         Election of Directors:

Name of Director	Shares For	Shares Withheld	Broker Non-Votes
Minder Cheng	29,587,603	264,461	3,304,361
Christopher V. Dodds	29,470,881	381,183	3,304,361
Robert C. Gasser	29,481,314	370,750	3,304,361
Timothy L. Jones	29,114,520	737,544	3,304,361
Kevin J.P. O’Hara	28,998,561	853,503	3,304,361
Maureen O’Hara	28,917,257	934,807	3,304,361
Steven S. Wood	29,599,941	252,123	3,304,361

(b)         Ratification of the appointment of KPMG LLP as our independent auditors for the 2014 fiscal year:

Shares For	Shares Against	Shares Abstain
33,002,750	73,538	80,137

(c)          Advisory vote on executive compensation:

Shares For	Shares Against	Shares Abstain	Broker Non-Votes
27,660,772	1,707,519	483,773	3,304,361

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTMENT TECHNOLOGY GROUP, INC.

	By:	/s/ P. Mats Goebels
P. Mats Goebels
Managing Director, General Counsel and Secretary and Duly Authorized Signatory of Registrant

Dated: June 13, 2014